Exhibit 10.9

WARRANT AGREEMENT

between

TRIBUNE COMPANY

and

COMPUTERSHARE INC.

and

COMPUTERSHARE TRUST COMPANY, N.A.

Warrants to Purchase Shares of

Class A Common Stock or Class B Common Stock

Dated as of December 31, 2012

THIS WARRANT AGREEMENT (this “Warrant Agreement”), dated as of December 31, 2012, is made by and between Tribune Company, a Delaware corporation (the “Company”), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly-owned subsidiary Computershare Trust Company, N.A., a federally chartered, limited purpose trust company (together with Computershare, the “Warrant Agent”).

W  I  T  N  E  S  S  E  T  H :

WHEREAS, the Company proposes to issue warrants (the “Warrants”) to purchase Class A Common Stock (as defined below) or Class B Common Stock (as defined below), at the Warrant holders’ election, pursuant to the Fourth Amended Joint Plan of Reorganization for Tribune Company and its Subsidiaries Proposed by the Debtors, the Official Committee of Unsecured Creditors, Oaktree Capital Management, L.P., Angelo, Gordon & Co., L.P., and JPMorgan Chase Bank, N.A. (the “Plan”), under chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”), as confirmed pursuant to the order, dated July 23, 2012, of the United States Bankruptcy Court for the District of Delaware, and the terms and conditions of this Warrant Agreement;

WHEREAS, the initial Warrants are being issued in an offering in reliance on the exemption afforded by section 1145 of the Bankruptcy Code from the registration requirements of the Securities Act (as defined below) and of any applicable state securities or “blue sky” laws; and

WHEREAS, the Company has requested the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, division, transfer, exchange and exercise of Warrants pursuant to the terms and conditions of this Warrant Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

1. Definitions. As used in this Warrant Agreement, the following capitalized terms have the respective meanings set forth below:

“Bankruptcy Code” shall have the meaning specified in the recitals hereto.

“Business Day” means any day that is not (i) a Saturday or Sunday or a day on which the New York Stock Exchange is required or permitted to be closed and, (ii) in the event that the Warrants or Common Stock is listed on a national securities exchange other than the New York Stock Exchange, a day on which such national securities exchange is required or permitted to close.

“Cashless Exercise” shall have the meaning set forth in Section 4.1.

“Cashless Exercise Ratio” shall have the meaning set forth in Section 4.1.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Communications Act” means the Communications Act of 1934, as amended.

“Company” shall have the meaning specified in the preamble hereof.

“Current Market Price” as of any date, with respect to a share of Class A Common Stock or Class B Common Stock, as applicable, shall be deemed to be the average of the closing prices for the ten consecutive Trading Days ending on the Trading Day immediately preceding such date on the principal national securities exchange on which the shares of Class A Common Stock or Class B Common Stock, as applicable, are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the average of the reported bid and asked prices during such ten Trading Day period in any over-the-counter quotation system selected by the Company or, if the shares of Class A Common Stock or Class B Common Stock, as applicable, are not then publicly traded, the Current Market Price shall be determined reasonably and in good faith by the Board of Directors of the Company.

“Definitive Warrant” means a Warrant represented by a Warrant Certificate, in definitive, fully registered form.

“DTC” means The Depository Trust Company or any successor clearing and settlement depositary.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” shall be equal to $0.001 per share of Common Stock, as such price may be adjusted pursuant to Section 6.

“Expiration Date” means the twentieth anniversary of the Effective Date. After the Expiration Date, the Warrants will become void and of no value.

“FCC” means the Federal Communications Commission and any successor governmental agency.

“Federal Communications Laws” means any law administered or enforced by the FCC, including, without limitation, the Communications Act, and regulations thereunder, pertaining to the ownership and/or operation or regulating the business activities of (x) any television or radio station, daily newspaper, cable television system or other medium of mass communications or (y) any provider of programming content to any such medium.

“FINRA” means the Financial Industry Regulatory Authority Inc.

“Officer” means the Chief Executive Officer, President, any Vice-President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

“Other Property” shall have the meaning set forth in Section 6.3.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, incorporated organization, association, corporation, limited liability company, limited liability partnership, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

“Plan” shall have the meaning specified in the recitals hereto.

“regulations” means not only regulations but rules, published policies and published controlling interpretations by an administrative agency or body empowered to administer a statutory provision of the Federal Communications Laws.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means (i) if the applicable security is listed on the New York Stock Exchange, a day on which trades may be made thereon or (ii) if the applicable security is listed or admitted for trading on the NYSE Amex LLC, the NASDAQ Global Select Market, the NASDAQ Global Market or other national securities exchange or market, a day on which the NYSE Amex LLC, the NASDAQ Global Select Market, the NASDAQ Global Market or such other national securities exchange or market, respectively, is open for business or (iii) if the applicable security is not so listed, admitted for trading or quoted, any Business Day.

“Transaction” shall have the meaning set forth in Section 6.3.

“Transfer Agent” shall have the meaning set forth in Section 4.2.

“Warrants” shall have the meaning specified in the recitals hereto, and shall include all Warrants issued upon registration of transfer, division or combination of, or in substitution for, any thereof.

“Warrant Agent” shall have the meaning specified in the preamble hereof and shall include any successor Warrant Agent hereunder.

“Warrant Agent’s Principal Office” means the principal office of the Warrant Agent at 250 Royall Street, Canton, Massachusetts 02021 (or such other office of the Warrant Agent or any successor thereto hereunder acceptable to the Company as set forth in a written notice provided to the Company and the registered holders of the Warrants).

“Warrant Agreement” shall have the meaning specified in the preamble hereof.

“Warrant Certificate” means any certificate representing Warrants, substantially in the form set forth in Exhibit A attached hereto.

“Warrant Price” means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of a Warrant pursuant to Section 4.1, multiplied by (ii) the Exercise Price.

“Warrant Register” shall have the meaning set forth in Section 3.2.

“Warrant Registrar” shall have the meaning set forth in Section 3.2.

Capitalized terms not defined herein have the meanings ascribed to them in the Plan.

2. Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth in this Warrant Agreement, and the Warrant Agent hereby accepts such appointment.

3. Issuance; Registration; Form and Execution of Warrants.

3.1. Issuance. Subject to the provisions of this Warrant Agreement, (i) on the Effective Date, the Company shall issue, in book-entry form, Warrants to purchase an aggregate of 16,567,796 shares of Common Stock to the parties set forth on Schedule A attached hereto and (ii) from and after the Effective Date and until 5:00 p.m., New York City time, on the Expiration Date, the Company may, from time to time, pursuant to Section C of Article 5 of the Amended and Restated Certificate of Incorporation of the Company, issue such additional Warrants, in book-entry form, as may be reasonably necessary solely to comply with Federal Communications Laws. The number of Warrants issued pursuant to this Warrant Agreement, the number of shares of Common Stock issuable upon exercise of such Warrants and the Exercise Price are all subject to adjustment pursuant to Section 6.

3.2. Book-Entry Form and Registration. Warrants will be issued in book-entry form only. Definitive Warrants will not be issued unless required by law or by the rules or procedures of any exchange, trading system, book-entry system or similar organization in which the Company may from time to time seek to have the Warrants included. A register of the Warrants and of their transfer shall be maintained at the Warrant Agent’s Principal Office by the Warrant Agent (the “Warrant Register”). The Company hereby appoints the Warrant Agent to act as the registrar with respect to the Warrants (the “Warrant Registrar”). The Warrant Register shall show the names and address of the registered holders of Warrants and the number of Warrants owned by each registered holder. The Company and the Warrant Agent may deem and treat the Person in whose name a Warrant or Warrants are registered in the Warrant Register as the absolute owner thereof for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary (other than notice of transfer in accordance with the terms hereof).

3.3. Form of Warrant Certificate. Each Warrant Certificate, if any, shall be in substantially the form set forth in Exhibit A hereto and shall have such insertions as are appropriate or required by this Warrant Agreement and may have such letters, numbers or other marks of identification and such legends and endorsements, stamped, printed, lithographed or engraved thereon, as the Company may deem appropriate and as are not inconsistent with the provisions of this Warrant Agreement, such as may be required to comply with this Warrant Agreement, any law or any rule of any securities exchange on which Warrants may be listed, and such as may be necessary to conform to customary usage. The terms and provisions contained in any Warrant Certificate shall constitute, and are hereby expressly made, a part of this Warrant Agreement. The Company and the Warrant Agent, by their execution and delivery of this

Warrant Agreement, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Warrant Certificate conflicts with the express provisions of this Warrant Agreement, the provisions of this Warrant Agreement shall govern and be controlling. Each Warrant Certificate shall represent such of the outstanding Warrants as shall be specified therein and shall provide that it shall represent the number of outstanding Warrants from time to time endorsed thereon and that the number of outstanding Warrants represented thereby may from time to time be modified, as appropriate, to reflect exchanges and exercises.

3.4. Execution of Warrant Certificates. An Officer shall sign any Warrant Certificate on behalf of the Company by manual or facsimile signature. If the Officer whose signature is on a Warrant Certificate no longer holds that office at the time a Warrant Certificate is countersigned, the Warrant Certificate shall nevertheless be valid. A Warrant Certificate shall not be valid until countersigned by the manual signature of the Warrant Agent. The signature by the Warrant Agent shall be conclusive evidence that a Warrant Certificate has been properly issued under this Warrant Agreement.

The Warrant Agent shall, upon a written order of the Company signed by an Officer, countersign Warrant Certificates for original issue up to the number stated in Section 3.1. The Warrant Agent may appoint an agent acceptable to the Company to countersign Warrant Certificates. Such an agent may countersign Warrant Certificates whenever the Warrant Agent may do so. Each reference in this Warrant Agreement to a countersignature by the Warrant Agent includes a countersignature by such agent. Such agent shall have the same rights as the Warrant Agent in dealing with the Company.

4. Exercise of Warrants.

4.1 Manner of Exercise.

Subject to Section 4.5(c), from and after the Effective Date and until 5:00 p.m., New York City time, on the Expiration Date, a holder of Warrants may exercise such holder’s right to purchase shares of Common Stock (i)(x) by delivering on any Business Day to the Warrant Agent at the Warrant Agent’s Principal Office the Form of Election to Purchase attached as Exhibit B hereto duly completed and signed by the registered holder thereof or by his, her or its duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and any other reasonable evidence of authority that may be required by the Warrant Agent and, in the case of Definitive Warrants, the holder thereof must surrender for exercise the Warrant Certificates representing such Definitive Warrants at the Warrant Agent’s Principal Office or, (y) in the case of any Warrants held by any Warrant holder through a direct or indirect DTC participant, by effecting exercise pursuant to the applicable DTC rules for warrant exercises, and in each case (ii) paying the Exercise Price for each share of Common Stock as to which such Warrants are being exercised, which may be made, at the option of the holder, (A) in United States dollars by certified or official bank check to the order of Computershare for the account of the Company, (B) by a Cashless Exercise (as defined below) or (C) by any combination of (A) and (B), at the Warrant Agent’s Principal Office. An exercising Warrant holder may elect at the time of exercise, by duly completing the Form of Election to Purchase, whether the shares of Common Stock for which such Warrant is being exercised will be for shares of Class A Common Stock, Class B Common Stock or a combination of Class A Common Stock and Class B Common Stock as set forth in the Form of Election to Purchase.

A “Cashless Exercise” shall mean an exercise of a Warrant in accordance with the immediately following three sentences. To effect a Cashless Exercise, the holder of a Warrant may exercise a Warrant or Warrants without payment of the Exercise Price in cash by surrendering such Warrant or Warrants and, in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Warrants are exercisable and which would be issuable in the event of an exercise with payment in cash of the Exercise Price and (2) the Cashless Exercise Ratio (as defined below). The “Cashless Exercise Ratio” shall equal a fraction, the numerator of which is the excess of the Current Market Price per share of Class A Common Stock or Class B Common Stock, as applicable, on the date of exercise over the Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Price per share of Class A Common Stock or Class B Common Stock, as applicable, on the date of exercise. The “date of exercise” shall be the Trading Day upon which all of the requirements set forth in Section 4.1 are satisfied.

The Company acknowledges that the bank accounts maintained by Computershare in connection with the services provided under this Warrant Agreement will be in Computershare’s name and that Computershare may receive investment earnings in connection with the investment, at Computershare’s risk and for its benefit, of funds held in those accounts from time to time. Neither the Company nor the registered holders of the Warrants will receive interest on any deposits or Exercise Price. Computershare will promptly remit to the Company any funds received in connection with the exercise of Warrants

Upon surrender of a Definitive Warrant representing more than one Warrant in connection with any exercise thereof, the registered holder of such Warrants must specify the number of Warrants for which such Definitive Warrant is to be exercised. All provisions of this Warrant Agreement shall be applicable with respect to the exercise of a Definitive Warrant of less than the full number of Warrants represented thereby. In the case that a registered holder of a Definitive Warrant shall exercise fewer than all Warrants evidenced thereby, a new Definitive Warrant evidencing the number of Warrants equivalent to the number of Warrants remaining unexercised shall be issued by the Warrant Agent to such holder of such Definitive Warrant or to his duly authorized successors or assigns following completion of the procedures set forth in this Section 4.1. Except as provided in Section 6, no payment or adjustment shall be made on account of any distributions or dividends on the Common Stock where the record date for holders of Common Stock entitled to receive such distribution or dividend is a date prior to the date of exercise of a Warrant or such distribution or dividend is issued prior to the date of exercise of a Warrant.

4.2 Delivery of Common Stock. Upon satisfaction of the requirements set forth in Section 4.1, the Warrant Agent shall requisition from the Company’s Common Stock transfer agent (the “Transfer Agent”) for issuance and delivery to or upon the written order of the holder of such Warrant or Warrants and in such name or names as such holder may designate, the share or shares of Common Stock issuable upon the exercise of the Warrant or Warrants. Subject to Section 4.5 and Section 6, upon receipt thereof, the Company shall, as promptly as practicable, and in any event within three Business Days thereafter, cause to be issued to such holder the aggregate number of whole shares of Common Stock issuable upon such exercise and deliver to such holder written confirmation that such shares have been duly issued and recorded on the books of the Company as hereinafter provided. Shares of Common Stock will be issuable in book-entry form only unless at the time the Company is issuing shares of Common Stock in certificated form, in which case such holder shall have the right to obtain shares in certificated form. The shares of Common Stock so issued shall be registered in the name of the Warrant holder or such other name as shall be designated in the Form of Election to Purchase delivered by the Warrant holder. Subject to Section 4.5, such shares shall be deemed to have been issued and any Person so designated to be named therein shall be deemed to have become the holder of record of such share or shares of Common Stock as of the Trading Day on which all of the requirements set forth in Section 4.1 are satisfied. Notwithstanding any other provision of this Warrant Agreement, the Company shall not be required to recognize the exercise of any Warrant acquired in violation of this Warrant Agreement or deliver shares of Common Stock to the holder of such Warrant upon such exercise.

The Company shall provide to the Warrant Agent an order of the United States Bankruptcy Court for the District of Delaware confirming the Plan, which approves the issuance of the Warrants and which provides that the Warrants being issued under the Plan are exempt from registration under applicable securities laws, including the Securities Act pursuant to section 1145(a) of the Bankruptcy Code.

The Warrants may be exercised in whole or in part, provided that any exercise in part shall be for a whole number of Warrants.

4.3 Payment of Taxes. The Company shall pay all expenses and costs in connection with the initial issuance of the Warrants. Each Warrant holder shall be responsible for any and all other taxes or other governmental charges imposed on such holder with respect to any subsequent issuance or delivery of Warrants or any transfer or exercise thereof.

4.4 Fractional Shares. The Company shall not issue fractional shares of Common Stock upon exercise of any Warrant. Whenever any distribution of Warrants exercisable into a fractional share of Common Stock would otherwise be called for, the actual distribution thereof shall be rounded as follows: (i) fractions of  1⁄2 or greater shall be rounded to the next higher whole number and (ii) fractions of less than  1⁄2 shall be rounded to the next lower whole number.

4.5 Restrictions on Exercise.

(a) The Company may restrict the exercise by any Person of Warrants in the event the ownership or proposed ownership of shares of capital stock of the Company, either alone or in combination with other actual or proposed ownership of other shares of capital stock of the Company or shares of capital stock of any other Person, would (i) be inconsistent with, or in violation of, any provision of the Federal Communications Laws, (ii) materially limit or materially impair any existing business activity of the Company or any of its subsidiaries under the Federal Communications Laws, (iii) materially limit or materially impair under the Federal Communications Laws the acquisition of an attributable interest in a full-power television station, a full-power radio station or a daily newspaper (which, as used herein, shall mean “daily newspaper” within the meaning of the Federal Communications Laws) by the Company or any of its subsidiaries for which the Company or its subsidiary has entered into a definitive agreement with a third party or (iv) subject the Company or any of its subsidiaries to any regulation under the Federal Communications Laws having a material effect on the Company or any subsidiary of the Company to which the Company or any subsidiary of the Company would not be subject but for such ownership or proposed ownership.

(b) If the Company believes that the proposed ownership of shares of capital stock of the Company by any exercising holder of Warrants, or by such other Person as such holder may designate pursuant to Section 4.2, that has complied with the procedures set forth in Section 4.1 may (i) result in any inconsistency with or violation of the Federal Communications Laws as set forth in Section 4.5(a), including, without limitation, any inconsistency with or violation of Section 310(b) of the Communications Act or Section 73.3555 of the FCC’s regulations as set forth in 47 C.F.R. 73.3555, (ii) materially limit or materially impair any existing business activity of the Company or any of its subsidiaries under the Federal Communications Laws, (iii) materially limit or materially impair under the Federal Communications Laws the acquisition of an attributable interest in a full-power television station, a full-power radio station or a daily newspaper by the Company or any of its subsidiaries for which the Company or its subsidiary is considering entering into a definitive agreement with a third party, (iv) subject the Company or any of its subsidiaries to any regulation under the Federal Communications Laws having a material effect on the Company or any subsidiary of the Company to which the Company or any subsidiary of the Company would not be subject but for such proposed ownership or (v) be subject to FCC reporting requirements regarding such Person, such Person shall furnish promptly to the Company such information (including, without limitation, information with respect to its citizenship, ownership structure, and other ownership interests and affiliations) as the Company shall reasonably request.

(c) If (i) any Person from whom information is requested pursuant to Section 4.5(b) does not provide all the information requested by the Company completely and accurately in a timely manner or (ii) the Company shall conclude that the proposed ownership of a Warrant holder, or such other Person as such holder may designate, or that a stockholder’s exercise of any rights of ownership with respect to, shares of Common Stock, either alone or in combination with other existing or proposed ownership of shares of capital stock of any other Person, would result in (A) an inconsistency with or violation of the Federal Communications Laws, (B) a material limitation or material impairment of any existing business activity of the Company or any of its subsidiaries under the Federal Communications Laws, (C) a material limitation or material impairment under the Federal Communications Laws of the acquisition of an attributable interest in a full-power television station, a full-power radio station or a daily newspaper by the Company or any of its subsidiaries for which the Company or any of its subsidiaries has entered into a definitive agreement with a third party or (D) subjecting the Company or any of its subsidiaries to any regulation under the Federal Communications Laws having a material effect on the Company or any subsidiary of the Company to which the Company or any subsidiary of the Company would not be subject but for such ownership or proposed ownership, then in the case of either clause (i) or any provision of clause (ii) of this

Section 4.5(c), the Company may (1) refuse to permit the exercise of all or any of the Warrants of such holder, (2) suspend those rights of Warrant ownership the exercise of which causes or could cause any situation described in any provision of clause (ii) of this Section 4.5(c) to occur, (3) condition the acquisition of shares of Common Stock on the prior consent of the FCC, to the extent such consent is required, and/or (4) exercise any and all appropriate remedies, at law or in equity, in any court of competent jurisdiction, against any such holder, with a view towards obtaining such information or preventing or curing any situation described in clause (ii) of this Section 4.5(c) to occur which would cause an inconsistency with or violation of the Federal Communications Laws. Any such refusal to permit or suspension of rights with respect to the exercise of Warrants pursuant to clauses (1) and (2), respectively, of the immediately preceding sentence shall remain in effect until the earlier of the following to occur: (x) the requested information has been received and the Company has determined that such exercise will not result in an inconsistency with or violation of the Federal Communications Laws, (y) a binding determination that such exercise will not cause a violation of applicable law, including, without limitation, a declaratory ruling from the FCC under Section 1.2 of the rules of the FCC promulgated under the Communications Act (or any successor rule) has been obtained to the extent that the Company reasonably deems any such ruling to be necessary or (z)(A) the holder has provided an opinion in form and substance, and from counsel reasonably satisfactory to the Company, that such exercise will not result in an inconsistency with or violation of the Federal Communications Laws and (B) if the Company requests, an agreement from the holder reasonably satisfactory to the Company indemnifying the Company against losses in the event the exercise of the Warrant results in a violation of the Federal Communications Laws.

5. Transfer and Exchanges.

5.1. Transfer of Warrants.

(a) Subject to paragraph (b) of this Section 5.1, on any Business Day any Warrant or Warrants may be transferred, entitling the new Warrant holder to purchase a like number of shares of Common Stock as such holder transferring such Warrant or Warrants is entitled to purchase. Any Warrant holder desiring to transfer any Warrant or Warrants shall make such request by written instruction of transfer, guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association and any other reasonable evidence of authority that may be required by the Warrant Agent, in form satisfactory to the Company and the Warrant Agent, duly executed by the registered holder thereof or by his, her or its duly appointed legal representative or duly authorized attorney, or, in the case of Warrants held by any registered holder through a direct or indirect participant in DTC, any transfer shall be effected through the applicable DTC rules for warrant transfers. Additionally, in the case of Definitive Warrants, a Warrant holder may transfer a Definitive Warrant only upon surrender of such Definitive Warrant for registration of transfer. Thereupon the Warrant Agent shall record such transfer in the Warrant Register. The requirements for such transfer or for exchanges to be issued in a name other than the registered holder shall include, inter alia, a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Warrant Agent.

(b) No Warrants may be sold, exchanged or otherwise transferred in violation of the Securities Act or state securities laws. The Company and/or the Warrant Agent may require, as a condition to any sale, exchange or transfer of a Warrant, that the Warrant holder deliver to the Company and the Warrant Agent an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company, to the effect that such sale, exchange or transfer is made in compliance with the Securities Act and all applicable state securities laws or pursuant to an exempt transaction under the Securities Act and state securities laws. The provisions of this paragraph (b) shall not apply to the exercise of any Warrant to the extent that the shares of Common Stock issued upon such exercise (and any unexercised portion of the Warrant so exercised) shall be issued to the same holder that exercised such Warrant.

(c) Each Warrant holder acknowledges that each Warrant Certificate will bear such legends as the Company believes, based upon advice of its counsel, are advisable in light of the securities laws applicable to the Warrant Certificates and transfers thereof.

5.2. General Provisions Relating to Transfers and Exchanges.

(a) To permit registrations of transfers and exchanges, the Company shall execute and the Warrant Agent shall countersign, in accordance with the provisions of Section 3.4, any Warrant Certificates upon the Company’s order or at the Warrant Registrar’s request.

(b) No service charge shall be made to a Warrant holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or governmental charge payable in connection therewith.

(c) All Warrants issued upon any registration of transfer or exchange of Warrants shall be duly authorized, executed and issued Warrants for Common Stock, not subject to any preemptive rights, and entitled to the same benefits under this Warrant Agreement, as the Warrants surrendered upon such registration of transfer or exchange.

(d) Prior to due presentment for the registration of a transfer of any Warrant, the Warrant Agent, and the Company may deem and treat the Person in whose name any Warrant is registered on the Warrant Register as the absolute owner of such Warrant for all purposes and neither the Warrant Agent nor the Company shall be affected by notice to the contrary.

5.3. Facsimile Submissions to Warrant Agent. All instructions required to be submitted to the Warrant Registrar pursuant to this Section 5 to effect a registration of transfer or exchange may be submitted by facsimile or other electronic submission (such as email).

6. Adjustments. The number of shares of Common Stock for which a Warrant is exercisable and the Exercise Price shall be subject to adjustment from time to time as set forth in this Section 6.

6.1. Stock Dividends, Subdivisions and Combinations. If at any time the Company shall: (i) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, additional shares of Common

Stock; (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock; or (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock; then (a) the number of shares of Common Stock for which a Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock that a record holder of the same number of shares of Common Stock for which a Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event and (b) the Exercise Price shall be adjusted to equal (1) the Exercise Price prior to such adjustment multiplied by the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the adjustment divided by (2) the number of shares of Common Stock for which a Warrant is exercisable immediately after such adjustment.

6.2. Other Provisions Applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which a Warrant is exercisable and the Exercise Price provided for in this Section 6:

(a) When Adjustments to Be Made. The adjustments required by this Section 6 shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that any adjustment of the number of shares of Common Stock for which a Warrant is exercisable that otherwise would be required may be postponed (except in the case of a subdivision or combination of shares of Common Stock, as provided for in Section 6.1) up to, but not later than the date of exercise if such adjustment either by itself or with other adjustments not previously made would result in an increase or decrease, as the case may be, of less than 1% of the shares of Common Stock for which a Warrant is exercisable immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount (except as aforesaid) which is postponed shall be carried forward and made as soon as such adjustment, together with any other adjustments required by this Section 6 and not previously made, would result in a minimum adjustment or on the date of exercise. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence.

(b) Fractional Interests. In computing adjustments pursuant to this Section 6 (but subject to Section 4.4), fractional interests in Common Stock shall be taken into account to the nearest 1/1000th of a share.

6.3. Reorganization, Reclassification, Merger, Consolidation or Sale of Substantially all Assets of the Company. If the Company (or any other Person, the stock or other securities of which are at the time receivable on the exercise of the Warrants) shall reorganize its capital or reclassify its capital stock or consolidate or merge with or into another Person or there shall occur any sale or conveyance to a third party of all or substantially all of the Company’s assets or any statutory share exchange (each such event hereinafter referred to as a “Transaction”), and pursuant to the terms of any such Transaction, the consideration to be paid or distributed to or otherwise received by the holders of Common Stock consists of shares of common stock of the surviving or resulting Person and/or any cash, shares of stock (not constituting common stock) or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) (such non-common stock property hereinafter referred to as “Other Property”), then each holder of a Warrant shall have the right thereafter to receive, upon exercise of a Warrant, solely the number of shares of common stock of the surviving or resulting Person and/or such amount of Other Property receivable pursuant to such Transaction by a holder of the number of shares of Common Stock for which a Warrant is exercisable immediately prior to the effective time of such Transaction. In the case of any Transaction of the type described in the preceding sentence, it shall be a condition precedent to consummation of the Transaction that (i) the surviving or resulting Person assume the due and punctual observance and performance of each and every covenant and condition of this Warrant Agreement and the Warrants to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined by resolution of the Board of Directors of the Company) in order to provide for adjustments of shares of Common Stock for which a Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 6.3 and (ii) an Officer’s certificate and opinion of counsel, each stating that the Transaction complies with the provisions of this Warrant Agreement, have been delivered to the Warrant Agent. For purposes of this Section 6.3, “common stock of the surviving or resulting Person” shall include stock, limited liability company interests or other ownership interests, of such Person of any class which does not have a preference as to dividends or assets over any other class or series of stock, limited liability company interests or other ownership interests, of such Person and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock, limited liability company interests or other ownership interests or other securities which are convertible into or exercisable or exchangeable for any such stock, limited liability company interests or other ownership interests, either immediately or after the lapse of any prescribed time period or the occurrence of a specified event, and any warrants or other rights to subscribe for or purchase any such stock, limited liability company interests or other ownership interests. The foregoing provisions of this Section 6.3 shall similarly apply to successive Transactions.

7. Distributions. The Company shall make a pro rata distribution, other than as provided in Section 6, to the holders of the Warrants concurrently with any distribution made to the holders of Common Stock in an amount equal to the aggregate number of shares of Common Stock issuable upon the exercise of Warrants outstanding multiplied by the aggregate amount of such distribution made to the holders of Common Stock and divided by the number of shares of Common Stock entitled to such distribution made to the holders of Common Stock, provided that no such distribution shall be made to holders of Warrants if (x) an FCC ruling, regulation or policy prohibits such distribution to holders of Warrants or (y) the Company’s FCC counsel opines that such distribution is reasonably likely to cause (i) the Company to violate any applicable FCC rules or regulations or (ii) any such holder of Warrants to be deemed to hold an attributable interest in the Company.

8. Notice to Warrant Holders. Whenever the number of shares of Common Stock or other securities or Other Property for which a Warrant is exercisable or whenever the Exercise Price shall be adjusted pursuant to Section 6, the Company shall forthwith prepare a certificate setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated, specifying the number of shares of Common Stock for which a Warrant is exercisable and describing the number and kind of any other shares of stock, limited liability company interests, other ownership interests or Other Property for which a Warrant is exercisable, and any change in the Exercise Price, after giving effect to such adjustment or change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Warrant Agent in accordance with Section 15.2. The Company shall keep at its office or agency designated by the Company pursuant to Section 13 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any registered holder of Warrants or any prospective purchaser of a Warrant designated by a registered holder thereof.

9. No Impairment. The Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant Agreement or any Warrant Certificate. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any shares of Common Stock receivable upon the exercise of a Warrant above the amount payable therefor upon such exercise immediately prior to such increase in par value and (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of any Warrant.

10. Reservation and Authorization of Common Stock. From and after the date hereof, the Company shall at all times reserve and keep available for issue upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of this Warrant Agreement and such Warrant, shall be duly and validly issued and fully paid and nonassessable, and not subject to preemptive rights.

11. Stock and Warrant Transfer Books. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

12. Loss or Mutilation. Upon receipt by the Company and the Warrant Agent from any registered holder of Warrants of an affidavit and the posting of a corporate bond of indemnity satisfactory to the Warrant Agent, as well as any other evidence reasonably satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of such holder’s Warrant Certificate and, in case of mutilation, upon surrender and cancellation thereof, the Company will execute and the Warrant Agent will countersign and deliver in lieu thereof a new Warrant Certificate of like tenor and representing an equal number of Warrants to such holder; provided, in the case of mutilation, no bond of indemnity shall be required if such Warrant Certificate in identifiable form is surrendered to the Company or the Warrant Agent for cancellation. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent may prescribe and as required by Section 8-405 of the Uniform Commercial Code as in effect in the State of Delaware.

13. Office of Company. As long as any of the Warrants remain outstanding, the Company shall maintain an office or agency (which may be the principal executive offices of the Company) where the Warrants may be presented for exercise, registration of transfer, division or combination as provided in this Warrant Agreement. The Company shall initially maintain such an agency at the Warrant Agent’s Principal Office.

14. Warrant Agent.

14.1. Merger or Consolidation or Change of Name of Warrant Agent. Any Person into which the Warrant Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any Person succeeding to all or substantially all of the shareholder services business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto. If, at the time such successor by merger or consolidation to the Warrant Agent shall succeed to the agency created by this Warrant Agreement, any Warrant Certificate shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificate so countersigned; and if at that time any Warrant Certificate shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificate either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases Warrants shall have the full force provided in the Warrants and in this Warrant Agreement. If at any time the name of the Warrant Agent shall be changed and at such time any Warrant Certificate shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignatures under its prior name and deliver such Warrant Certificate so countersigned; and if at that time any of the Warrant Certificate shall not have been countersigned as provided in Section 3.4, the Warrant Agent may countersign such Warrant Certificate either in its prior name or in its changed name; and in all such cases such Warrant Certificate shall have the full force provided in such Warrant Certificate and in this Warrant Agreement.

14.2. Certain Terms and Conditions Concerning the Warrant Agent. The Warrant Agent undertakes the express (and not implied) duties and obligations imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance of Warrants, shall be bound:

(a) Correctness of Statements. The statements contained herein and in the Warrants shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same. The Warrant Agent assumes no responsibility with respect to the distribution of the Warrants except as herein expressly provided.

(b) Breach of Covenants. The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Warrant Agreement or in the Warrants to be complied with specifically by the Company.

(c) Performance of Duties. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents (which shall not include its employees) and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) Reliance on Counsel. The Warrant Agent may consult at any time with legal counsel satisfactory to it, and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of Warrants in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel provided that such counsel shall have been selected with due care.

(e) Compensation and Indemnification. The Company agrees to pay to the Warrant Agent the mutually agreed to fees for all services rendered by the Warrant Agent in the performance of this Warrant Agreement, to reimburse the Warrant Agent for all documented out-of-pocket expenses, actually and reasonably incurred by the Warrant Agent in the performance of this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable attorney’s fees, for anything done or omitted by the Warrant Agent in the performance of its duties and powers under this Warrant Agreement, except for such liabilities that arise as a result of the Warrant Agent’s negligence, willful misconduct or bad faith.

(f) Legal Proceedings. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more holders of Warrants shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without any such security or indemnity. All rights of action under this Warrant Agreement or under any of the Warrants may be enforced by the Warrant Agent without the possession of any of the Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the holders of Warrants, as their respective rights or interests may appear.

(g) Other Transactions in Securities of the Company. Except as prohibited by law, the Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other Person.

(h) Liability of Warrant Agent. The Warrant Agent shall act hereunder solely as agent, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for anything that it may do or refrain from doing in accordance with the terms of this Warrant Agreement except for its gross negligence, recklessness, fraud, willful misconduct or bad faith. Notwithstanding anything contained herein to the contrary, except to the extent arising out of the Warrant Agent’s bad faith, recklessness, fraud or willful misconduct, the Warrant Agent’s aggregate liability during any term of this Warrant Agreement with respect to, arising from, or arising in connection with this Warrant Agreement, or from all services provided or omitted to be provided under this Warrant Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.

(i) Reliance on Documents. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of Warrants for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

(j) Validity of Agreements. The Warrant Agent shall not be under any responsibility in respect of the validity of this Warrant Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant (except its countersignature and delivery thereof); nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Common Stock (or other stock or other property) to be issued pursuant to this Warrant Agreement or any Warrant, or as to whether any Common Stock (or other stock or other property) will, when issued, be validly issued, fully paid and nonassessable, or as to the Warrant Price or the number or amount of Common Stock or other securities or other property issuable upon exercise of any Warrant.

(k) Instructions from Company. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an Officer, and to apply to such Officers for advice or instructions in connection with its duties, and shall not be liable for, any action taken or suffered to be taken by it in good faith in accordance with instructions of any such Officer or Officers.

14.3. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Warrant Agreement by giving to the Company 30 days’ advance notice in writing. The Warrant Agent may be removed by like notice to the Warrant Agent from the Company. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then any holder of Warrants, may apply to a court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending the appointment of the successor warrant agent, the Company shall perform the duties of the Warrant Agent. After appointment, the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; provided, however, the former Warrant Agent shall be required to deliver and transfer to the successor warrant agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary to facilitate succession. In the event of such resignation or removal, the successor warrant agent shall mail, first class, to each holder of Warrants, written notice of such removal or resignation and the name and address of such successor warrant agent. Failure to file any notice provided for in this Section 14.3, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

14.4. Disposition of Proceeds on Exercise of Warrants; Inspection of Records. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company in immediately available funds all amounts received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants. The Warrant Agent shall, upon request of the Company from time to time, deliver to the Company such complete reports of registered ownership of the Warrants and such complete records of transactions with respect to the Warrants as the Company may request. The Warrant Agent shall also make available to the Company for inspection by the Company’s agents or employees, from time to time as the Company may request, such original books of accounts and records maintained by the Warrant Agent in connection with the issuance and exercise of Warrants hereunder, such inspections to occur at the Warrant Agent’s Principal Office. The Warrant Agent shall keep copies of this Warrant Agreement and any notices given or received hereunder available for inspection by the Company or the holders of Warrants at the Warrant Agent’s Principal Office. The Company shall supply the Warrant Agent from time to time with such numbers of copies of this Warrant Agreement as the Warrant Agent may request.

14.5. Cancellation. The Warrant Agent shall cancel all Warrant Certificates properly surrendered for exercise, exchange, substitution, or transfer. The Warrant Agent shall destroy all cancelled Warrant Certificates and, if requested, deliver a certificate of such destruction to the Company.

14.6. Survival. This Section 14 shall survive the resignation or removal of the Warrant Agent and the termination of this Warrant Agreement.

15. Miscellaneous.

15.1. Rights of Holders. Holders of unexercised Warrants are not entitled to (i) receive notice of or vote at any meeting of the stockholders, (ii) consent to any action of the stockholders, (iii) exercise any preemptive right, or (iv) exercise any other right granted to stockholders of the Company, other than those rights set forth in this Warrant Agreement or a Warrant Certificate.

15.2. Notice Generally. Any notice, demand, request, consent, approval, declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Warrant Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged or sent by overnight courier, registered or certified mail, return receipt requested, postage prepaid or by facsimile, addressed as follows:

If to any holder of a Warrant or holder of shares of Common Stock, at its last known address appearing on the Warrant Register of the Company maintained for such purpose.

If to the Company at:

Tribune Company

435 N. Michigan Avenue

Chicago, IL 60611

Attention: General Counsel

Telephone: (312) 222-9100

Fax: (312) 222-4206

If to the Warrant Agent at:

Computershare Trust Company, N.A.

c/o Computershare Inc.

Attention: Corporate Actions Department

Telephone: 781-575-2000

Fax: 781-575-2901

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration, delivery or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, the first Business Day after delivery by overnight courier or facsimile, receipt acknowledged, or the third Business Day after deposit in the United States mail, whichever is earliest.

15.3. Confidentiality. The Warrant Agent and the Company agree that all books, records, information and data pertaining to the business of the other party, including inter alia, personal, non-public Warrant holder information, which are exchanged or received pursuant to the negotiation or the carrying out of this Warrant Agreement, including the fees for services mutually agreed to, shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by law, rule or regulation or any securities exchange.

15.4. Successors and Assigns. All covenants and provisions of this Warrant Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

15.5. Supplements and Amendment. This Warrant Agreement constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties and any holder of Warrants, or any of them, with respect to the subject matter hereof and may not be amended, except in a writing signed by both of the Company and the Warrant Agent.

The Company and the Warrant Agent may from time to time supplement or amend this Warrant Agreement (a) without the approval of any holders of Warrants in order to cure any ambiguity, manifest error or other mistake in this Warrant Agreement, or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and the Warrant Agent may deem necessary or desirable (including any provision relating to legends or other notations the Company determines are required on any Warrant or Warrant Certificate and any provision necessary or desirable to comply with the policies or procedures of DTC) and that shall not materially and adversely affect, alter or change the legal rights of the holders of the Warrants or (b) with the prior written consent of holders of the Warrants exercisable for a majority of the Common Stock then issuable upon exercise of the Warrants then outstanding; provided, however, that each amendment or supplement that decreases the Warrant Agent’s rights or increases its duties and responsibilities hereunder shall also require the prior written consent of the Warrant Agent.

15.6. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Company, the Warrant Agent and the registered holders of the Warrants any legal or equitable right, remedy or claim under this Warrant Agreement, and this Warrant Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrants.

15.7. Severability. Wherever possible, each provision of this Warrant Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Warrant Agreement.

15.8. Headings. The headings used in this Warrant Agreement are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant Agreement.

15.9. Governing Law. This Warrant Agreement and the Warrants shall be governed by the laws of the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

15.10. Counterparts. This Warrant Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and the Warrant Agent has caused this Warrant Agreement to be executed by its duly authorized officers as of the date first above written.

TRIBUNE COMPANY

By:	/s/ Chandler Bigelow III
Name:	Chandler Bigelow III
Title:	Executive Vice President and Chief Financial Officer

COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A. collectively, as Warrant Agent
For both entities:

By:	/s/ Thomas Borbely
Name:	THOMAS BORBELY
Title:	MANAGER, CORPORATE ACTIONS

Signature Page to Warrant Agreement

Schedule A

[Attached]

Exhibit A

[Form of Warrant Certificate]

WARRANT

TO PURCHASE CLASS A OR CLASS B COMMON STOCK

OF

TRIBUNE COMPANY

Certificate No.:	Number of Warrants:

Exercisable from and after the date hereof until 5:00 p.m., New York City time on the twentieth anniversary of the Effective Date (as defined in the Warrant Agreement) (the “Expiration Date”).

[INSERT FORM OF LEGEND, IF ANY, AS DIRECTED BY THE COMPANY FROM TIME TO TIME]

The sale, encumbrance or other disposition of the Warrants and any securities acquired upon exercise of the Warrants is subject to the provisions of the Warrant Agreement (as defined below), a copy of which will be made available to any registered Holder or owner of a beneficial interest in a Warrant upon request to the Warrant Agent (or successor warrant agent) at the address provided in Section 15.2 of the Warrant Agreement or obtained from the Company without charge. No registration or transfer of the securities issuable pursuant to the Warrant will be recorded on the books of the Company until such provisions have been complied with.

This Warrant Certificate certifies that                     , or its registered assigns, is the registered holder (“Holder”) of the number of Warrants set forth above expiring at 5:00 p.m., New York City time, on the Expiration Date (the “Warrants”) to purchase Class A Common Stock or Class B Common Stock (collectively, the “Common Stock”) of Tribune Company, a Delaware corporation (the “Company”). Each Warrant entitles the Holder, upon exercise thereof, to purchase from the Company at any time from and after the date hereof until 5:00 p.m., New York City time, on the Expiration Date, one (1) share of Common Stock at the Exercise Price of $0.001 per share subject to adjustment and the other terms and conditions set forth herein and in the Warrant Agreement dated as of [Insert Date of Warrant Agreement] (the “Warrant Agreement”) by and between the Company and [Warrant Agent], a [Jurisdiction/Entity], as warrant agent (the “Warrant Agent”). Such purchase shall be payable in United States dollars by certified or official bank check to the order of the Warrant Agent for the account of the Company at the Warrant Agent’s Principal Office (as defined in the Warrant Agreement), or by Cashless Exercise (as defined in the Warrant Agreement), subject to the conditions set forth herein and in the Warrant Agreement. The number of shares of Common Stock for which each Warrant is exercisable, and the Exercise Price, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. Whenever the number of shares of Common Stock for which a Warrant is exercisable, or the Exercise Price, is adjusted pursuant to the Warrant Agreement, the Company shall prepare a certificate setting forth, in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated. The Company shall promptly cause a signed copy of such certificate to be delivered to the Warrant Agent.

The exercise of each Warrant is subject to the restrictions set forth in Section 4.5 of the Warrant Agreement.

No Warrant may be exercised after 5:00 p.m., New York City time, on the Expiration Date, and to the extent not exercised by such time such Warrants shall be void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse side hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Warrant Agreement.

THIS WARRANT CERTIFICATE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

In witness whereof, the undersigned, duly authorized officer of the Company has caused this Warrant Certificate to be signed as of this      day of                 ,     .

TRIBUNE COMPANY

By:
Name:
Title:

COUNTERSIGNED:

[Warrant Agent] as Warrant Agent

By:
Name:
Title:

[Form of Reverse of Warrant Certificate]

The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants expiring at 5:00 p.m., New York City time, on the Expiration Date, entitling the Holder, on exercise, to purchase shares of Common Stock of the Company, and are issued or to be issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders of Warrants. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company or the Warrant Agent at the addresses set forth below.

The exercise of each Warrant is subject to the restrictions set forth in Section 4.5 of the Warrant Agreement.

Warrants may be exercised by surrendering this Warrant Certificate, with the Election to Purchase set forth hereon properly completed and executed, together with payment of the Exercise Price by certified or official bank check payable to the order of the Warrant Agent for the account of the Company or by Cashless Exercise as provided in the Warrant Agreement. In the event that the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the Holder hereof or his duly authorized successors or assigns a new Warrant Certificate evidencing the number of Warrants not exercised.

The Warrant Agreement provides that the number of shares of Common Stock for which each Warrant is exercisable, and the price at which such shares may be purchased upon exercise of each Warrant, are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The Company shall not issue fractional shares of Common Stock upon the exercise of any Warrant, and the Company shall round fractions of less than  1⁄2 down to the nearest share of Common Stock as provided in the Warrant Agreement.

Warrant Certificates, when surrendered at the Warrant Agent’s Principal Office by the registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement.

****

COMPANY:	WARRANT AGENT:

Tribune Company	Computershare Trust Company, N.A.

435 N. Michigan Avenue	250 Royall St

Chicago, IL 60611	Canton MA 02021

****

Exhibit B

[FORM OF]

ELECTION TO PURCHASE

The undersigned hereby irrevocably elects to exercise      Warrants, to purchase              shares of Class A Common Stock of Tribune Company, a Delaware corporation (the “Company”), and              shares of Class B Common Stock of the Company and herewith makes payment therefor, all at the price and on the terms and conditions specified in that certain Warrant Agreement dated [    ], 2012 (the “Warrant Agreement”) between the Company and [                    ], as warrant agent, and requests that certificates for the shares of Class A Common Stock and/or Class B Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in and delivered to the name and address specified below.

The undersigned acknowledges that the exercise of each Warrant is subject to the restrictions set forth in Section 4.5 of the Warrant Agreement and certifies to the Company that, within the meaning of the Communications Act and the rules and policies of the Federal Communications Commission (“FCC”) (collectively, the “Communications Laws”):

(1) the undersigned (a) is not the representative of any foreign government or foreign person; (b) if a natural person, is a citizen of the United States; and (c) if an entity, has (i) less than 25% aggregate direct and indirect ownership by foreign persons or entities and (ii) less than 25% of its voting rights exercised directly or indirectly by non-U.S. persons or entities; and

(2) either (a) the acquisition of Common Stock by the undersigned pursuant to this election to purchase will not cause the undersigned or any person or entity with which its interests must be aggregated pursuant to the FCC’s broadcast attribution rules to acquire an attributable interest in the Company (generally a 5% or greater voting interest in the Class A Common Stock) or (b) the undersigned has previously provided the Company, in writing, to the Company’s satisfaction, with all information and reports reasonably necessary for the Company (i) to demonstrate that the holding of such an attributable interest will not cause the Company or the undersigned to violate or be inconsistent with the rules or policies of the FCC, (ii) to comply with all applicable reporting obligations to the FCC with respect to such attributable interest and (iii) to determine to forbear from exercising its rights under Section 4.5 of the Warrant Agreement to, among other permitted actions, decline to permit the requested exercise.

If you are unable to make the foregoing acknowledgment and certification, you may submit an Election to Purchase accompanied by a foreign ownership questionnaire to Tribune Company, 435 N. Michigan Avenue, Chicago, IL 60611, Attention: General Counsel, Fax: (312) 222-4206. A foreign ownership questionnaire may be obtained upon request to Computershare, Attn: Stock Option Department, 250 Royall Street, Canton, MA 02021.

REQUEST FOR CASHLESS EXERCISE

☐

Please check if the undersigned, in lieu of tendering the cash payment, as aforesaid, hereby requests the delivery of a number of shares of Class A Common Stock and/or Class B Common Stock equal to the number of shares of Common Stock for which such Warrants are exercisable and which would be issuable in the event of an exercise with payment in cash multiplied by the Cashless Exercise Ratio within the meaning of Section 4.1 of the Warrant Agreement.

Name

Address

Delivery Address (if different)

Social Security or Other Taxpayer Identification Number of Holder	Signature

(Name must conform in all respects to the name of the registered holder of the Warrant specified in the Warrant Register.)

Signature Guarantee:

Signature must be guaranteed by an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association.

NOTE: The exercise of any Warrants held by any holder of Warrants through a direct or indirect DTC participant shall be effected through the applicable DTC rules for warrant exercises.

Defined terms used herein but not otherwise defined shall have the meaning ascribed to such terms in the Warrant Agreement.

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